Exhibit 10.1
Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated June 19, 2012, is by and among Coeur d'Alene Mines Corporation, an Idaho corporation (“Coeur”), Frost Gamma Investments Trust, a Florida Trust  (“FGIT” and, together with Coeur, the “Subscribers”) and Pershing Gold Corporation, a Nevada corporation (the “Company”).

WHEREAS, the Company desires to issue and sell to Coeur, and Coeur desires to purchase from the Company, 10,937,500 shares (the “Coeur Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate cash payment of $3,500,000 (the “Coeur Purchase Price”), subject to the terms and conditions described herein.

WHEREAS, the Company desires to issue and sell to FGIT, and FGIT desires to purchase from the Company, 1,562,500 shares (the “FGIT Shares” and, together with the Coeur Shares, the “Shares”) of Common Stock, for an aggregate cash payment of $500,000 (the “FGIT Purchase Price” and, together with the Coeur Purchase Price, the “Purchase Price”), subject to the terms and conditions described herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Certain Defined Terms.  For purposes of this Agreement:

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York or Denver, Colorado.

“Company Group” means the Company and its Subsidiaries.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Material Adverse Effect” means (i) with respect to the Company, any event, change, occurrence or effect that (A) would have a material adverse effect on the business, financial condition, prospects or results of operations of the Company Group, taken as a whole or (B) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, and (ii) with respect to a Subscriber, any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by such Subscriber of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

“OTCBB” means the OTC Bulletin Board.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement between the Subscribers and the Company in the form attached hereto as Exhibit B.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to the Company, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

ARTICLE II
PURCHASE AND SALE

Section 2.1                      Purchase and Sale of the Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing:  (a) the Company agrees to issue and sell to Coeur, and Coeur agrees to purchase from the Company, the Coeur Shares for an aggregate cash purchase price equal to the Coeur Purchase Price and (b) the Company agrees to issue and sell to FGIT, and FGIT agrees to purchase from the Company, the FGIT Shares for an aggregate cash purchase price equal to the FGIT Purchase Price.

Section 2.2                      Closing.  The sale and purchase of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth St., Suite 500, Denver, Colorado, at 10:00 a.m., M.D.T., on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Company and the Subscribers mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)           At the Closing, (i) each Subscriber shall deliver to the Company, by wire transfer to a bank account designated in writing by the Company to the Subscriber at least one Business Day prior to the Closing Date, the applicable Purchase Price in immediately available funds and (ii) the Company shall deliver to the Subscribers a certificate representing the Shares issued in the name of the applicable Subscriber and such other documents that are set forth in Section 6.2 below.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Subscribers as follows, as of the date of this Agreement and, with the exception of Sections 3.4(a)(iv) or (v), as of the Closing Date that:

Section 3.1                      Organization and Qualification.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.  The Company is duly qualified to do business and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company.  The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement, and to carry out the transactions contemplated hereby and thereby.

(b)           The Company has heretofore furnished to the Subscribers a complete and correct copy of its articles of incorporation, together with all certificates of designations thereto (the “Articles of Incorporation”), and bylaws (the “Bylaws,” and together with the Articles of Incorporation, the “Organizational Documents”), each as amended to the date hereof.  Such Organizational Documents are in full force and effect.

Section 3.2                      Share Issuance.  The Shares to be issued to the Subscribers pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be free and clear of all liens and other encumbrances, duly and validly issued and will be fully paid and non-assessable and free from preemptive rights.

Section 3.3                      Authority; No Conflict; Required Consents and Filings.

(a)           The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all of the Company's obligations under this Agreement have been taken or will be taken prior to the Closing.  This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and (ii) as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) in any material respect of any provision of any Law applicable to the Company Group, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, other than any filings required to be made with the SEC or the OTCBB, (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company Group is a party or by which it is bound or to which any assets of the Company Group are subject, (iv) result in the creation of any lien or encumbrance upon the assets of the Company Group, or upon any Shares or other securities of the Company Group, (v) conflict with or result in a breach of or constitute a default under any provision of the Organizational Documents, or (vi) invalidate or adversely affect any permit, license or authorization used in the conduct of the business of the Company Group.

Section 3.4                      Capitalization; Subsidiaries.

(a)           The authorized capital stock of the Company consists of:  (i) 500,000,000 shares of Common Stock, of which 202,599,561 are issued and outstanding; (ii) 2,250,000 shares of Convertible Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of which none are issued and outstanding; (iii) 8,000,000 shares of Convertible Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred”), of which none are issued and outstanding; (iv) 3,284,396 shares of Convertible Series C Preferred Stock, par value $0.0001 per share (“Series C Preferred”), of which 3,284,396 are issued and outstanding; (v) 7,500,000 shares of Convertible Series D Preferred Stock, par value $0.0001 per share (“Series D Preferred”), of which 6,086,968 are issued and outstanding; and (vi) 28,965,604 undesignated shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.  The Company also has issued and outstanding:  (x) warrants (the “Warrants”) for the purchase of 12,357,638 shares of Common Stock at a weighted-average exercise price of $0.55 and (y) outstanding equity-based compensation awards (the “Stock Awards”) for the purchase of 26,148,000 shares of Common Stock at a weighted-average exercise price of $0.50.  All issued and outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable and free of preemptive rights.  Immediately after the closing on the Closing Date, the outstanding shares of Series C Preferred will be converted into no more than 10,263,738 shares of Common Stock and the outstanding shares of Series D Preferred will be converted into no more than 19,021,775 shares of Common Stock.

(b)           Except as set forth in Section 3.4(a), (i) there are not outstanding, authorized or designated any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.

(c)           Except as set forth in the SEC Reports (as defined in Section 3.7 below) and as otherwise required by Law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Articles of Incorporation, Bylaws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

(d)           Exhibit A sets forth a complete list of all of the Subsidiaries, together with their respective jurisdictions of organization, authorized capital stock (to the extent applicable), outstanding equity interests and record ownership thereof.  Except for its Subsidiaries and as otherwise set forth in Exhibit A, the Company does not own or hold, beneficially or of record, any equity or other security of any other Person.

Section 3.5                      Financial Statements; No Undisclosed Liabilities.

(a)           The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2011 and 2010, and the related audited consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2011, the period from February 10, 2010 to December 31, 2010 and the period from September 1, 2011 to December 31, 2011, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2012 (the “Balance Sheet”), and the related condensed consolidated statements of operations and cash flows of the Company and its Subsidiaries, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”), have been filed on the SEC's EDGAR system.  Each of the Financial Statements and the Interim Financial Statements (i) has been prepared based on the books and records of the Company and its Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material.

(b)           There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of the Company or any of its Subsidiaries of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) reflected or reserved against on the Interim Financial Statements, the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company and its Subsidiaries, or (iii) that are not, individually or in the aggregate, material to the Company.

Section 3.6                      Absence of Certain Changes or Events.  Since the date of the Balance Sheet, there has not occurred any Material Adverse Effect with respect to the Company.

Section 3.7                      SEC Reports.

(a)           The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”).  No event or circumstance has occurred within the four Business Days prior to the date of this Agreement that requires the filing of a Form 8-K, except such as have already been reported pursuant to Form 8-K.

(b)           As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.8                      Private Placement.  Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscribers as contemplated hereby.

Section 3.9                      Investment Company.  The Company is not and immediately after receipt of payment for the Shares will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 3.10                      Projections.  Any estimates or forward-looking statements or projections furnished by the Company to the Subscribers were prepared by the management of the Company in good faith.

Section 3.11                      Use of Proceeds.   The Company intends to use the net proceeds from the Offering to fund drilling and exploration of the Relief Canyon mine property and adjacent lands, for the legal expenses and arrangement fees related to the Offering, for general and administrative expenses and for other general corporate purposes.

Section 3.12                      Market Manipulation.   Neither the Company nor its affiliates have taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

Section 3.13                      Listing.  The Common Stock is quoted on the OTCBB under the symbol “PGLC” and satisfies all the requirements for the continued quotation of its Common Stock on the OTCBB.  The Company has not received any oral or written notice that its Common Stock is ineligible or will become ineligible for quotation on the OTCBB or that its Common Stock does not meet all requirements for the continuation of such quotation.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

Each Subscriber, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company and, as to Sections 4.1 and 4.2 below, the other Subscriber, as follows:

Section 4.1                      Authority and Enforceability.  The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

Section 4.2                      Private Placement.  The Subscriber acknowledges its understanding that the Offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and the applicable provisions of Regulation D promulgated thereunder (“Regulation D”) and that the Company is relying on the Subscriber's representations and warranties in connection with the Regulation D exemption.  In furtherance thereof, the Subscriber represents and warrants to the Company and its affiliates as follows:

(a)           The Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)           The Subscriber realizes that the basis for exemption would not be available if the Offering was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

(c)           The Subscriber is acquiring the Shares solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares.

(d)           The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(e)           The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

(f)           The Subscriber has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company.  The Subscriber has had access to such information concerning the Company and the Shares as it deems necessary to make an informed investment decision concerning the purchase of the Shares.

(g)           The Subscriber is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and is not subscribing for Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

Section 4.3                      Transfer Restrictions.  The Subscriber will not sell or otherwise transfer any Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the Subscriber is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  The Subscriber also understands that, except as set forth herein, the Company is under no obligation to register the Shares on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws.  The Subscriber understands that any sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement.  The Subscriber understands that, subject to the Subscriber's rights set forth herein and in the Registration Rights Agreement, the Company may establish procedures for approval of transfers, including transfers sought to be permitted under Rule 144, which may result in delays in desired sales or transfers by Subscriber.

Section 4.4                      Legends.

(a)           The Subscriber understands and agrees that the certificates for the Shares shall bear substantially the following legend (the “Restrictive Legend”) until such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.

(b)           The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer of the Shares set forth in Section 4.4(a) without the consent of the holder thereof.

(c)           The Company will remove the Restrictive Legend and issue a certificate representing the Shares without such Restrictive Legend if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (assuming the transferor or transferee is not an affiliate (as defined in Rule 144) of the Company) or Rule 144A, or (iii) such Shares are eligible for sale under Rule 144 without regard to the volume, notice, manner of sale or current public information requirements of Rule 144.

(d)           In furtherance of the obligations set forth in Section 4.4(c), at any time following the effective date of a registration statement registering the resale of the Shares, or at such earlier time as the Restrictive Legend is no longer required for Shares, the holder of Shares bearing the Restrictive Legend may request that the Restrictive Legend be removed.  After such request has been made, the Company will, within three Business Days following delivery the certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer), deliver or cause to be delivered to the requesting holder a certificate representing such Shares that is free from all restrictive and other legends.

(e)           In addition, the Company shall provide a legal opinion to the Company’s transfer agent, if required by the transfer agent, on or within three Business Days after the effective date of a registration statement that registers the resale of the Shares, to  effect the removal of the Restrictive Legend pursuant to Section 4.4(c)(i).  Upon the request of the Company or its transfer agent, the transferor of Shares shall cause its counsel to issue a legal opinion to the Company's transfer agent to authorize and effect any removal of the Restrictive Legend pursuant to Section 4.4(c)(ii) or (iii).

ARTICLE V
COVENANTS

Section 5.1                      Common Stock Listing.  The Company agrees to use commercially reasonable efforts to cause the Common Stock to be listed, within six months after the Closing Date, on the NYSE MKT (formerly the NYSE Amex) or the Toronto Stock Exchange, TSX.V, or another national securities exchange appropriate for the Company's size and reasonably satisfactory to the Subscribers, including, without limitation, using commercially reasonable efforts to effect a reverse stock split if appropriate.

Section 5.2                      Standstill.  For a period of one year after the Closing Date, without the prior consent of the Company, Coeur shall not, directly or indirectly through any affiliate, acquire, offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other group (within the meaning of Section 13(d)(3) of the Exchange Act), shares of Common Stock that would intentionally and knowingly cause Coeur's aggregate beneficial ownership of Common Stock to exceed 10% of the then-issued and outstanding shares of Common Stock.

Section 5.3                      Participation Rights.  If, at any time on or before the second anniversary of the Closing Date, the Company issues or proposes to issue equity or equity-linked securities for cash in a financing transaction for the purpose of providing funding to the Company for particular projects or purposes or for general corporate purposes (which shall not include (i) in connection with a public offering of Common Stock, (ii) pursuant to board-approved compensation arrangements including compensation paid to consultants, agents and other service providers, (iii) in connection with a merger, the acquisition of another entity or the purchase of all or substantially all of the assets of a business, (iv) the issuance of Common Stock upon the exercise of the Warrants or Stock Awards outstanding as of the date hereof, pursuant to the current terms thereof, (v) the issuance of Common Stock upon the exercise of warrants or stock awards issued after the date hereof, pursuant to the applicable terms thereof as approved by the Board of Directors of the Company, (vi) upon conversion of one class of capital stock into another class, (vii) a stock dividend or any stock split or other subdivision or combination of outstanding securities), or (viii) in connection with bank financing or to repay debt so long as such issuances are not made for the purpose of raising capital and are approved by the Board of Directors of the Company, then each Subscriber shall be entitled to purchase an amount of such equity, equity-linked or comparable securities at the same time and on the same terms as the other purchasers equal to:  (A) if the securities issued are Common Stock or are convertible into or exercisable or exchangeable for Common Stock, sufficient to maintain its then pro rata ownership interest in the fully diluted shares of Common Stock (assuming for purposes of such calculation that all outstanding securities of the Company that are convertible into or exercisable or exchangeable for Common Stock and are in-the-money are so converted, exercised or exchanged) or (B) in all other cases, such Subscriber’s then pro rata share of the Common Stock (assuming for purposes of such calculation that all outstanding securities of the Company that are convertible into or exercisable or exchangeable for Common Stock and are in-the-money are so converted, exercised or exchanged).  Notwithstanding the foregoing, a payment of 234,375 shares of the Common Stock to JonesTrading Institutional Services, LLC as consideration for placement agent services shall not trigger any participation rights under this Section 5.3.  Each Subscriber shall receive at least 15 days prior written notice to any such equity offerings to which this Section 5.3 applies, with such notice containing all applicable terms of the offering.

Section 5.4                      Furnishing Information.  As long as a Subscriber owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to the Exchange Act.  As long as a Subscriber owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Subscriber and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is or would be required for such Subscriber to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as such Subscriber may reasonably request, all to the extent required from time to time to enable such person to sell such Shares without registration under the Securities Act within the limitation of the exemptions proved by Rule 144 under the Securities Act.

Section 5.5                      Disclosure and Publicity.  The Company, on the one hand, and the Subscribers, on the other hand, shall consult with each other before issuing any press releases with respect to the transactions contemplated hereby.  The Subscribers, on the one hand, and the Company, on the other hand, shall each have the right to approve (such approval to be timely and not unreasonably withheld) any press releases, SEC filings or other regulatory filings to the extent they refer to other or the transactions contemplated hereby; provided, that the Subscribers acknowledge that the Company will file a Current Report on Form 8-K describing the transactions contemplated by this Agreement if required to do so by the rules and regulations of the Exchange Act.

Section 5.6                      Future Equity Issuances.  Between the date of this Agreement and the Closing Date, the Company shall not issue additional shares of its capital stock or subdivide or combine its Common Stock; provided, however, in accordance with Section 6.2(a), all of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock shall be converted into such number of shares of Common Stock not to exceed the applicable amounts set forth in the last sentence of Section 3.4(a) above and up to 3,000,000 shares of Common Stock may be issued as “Incentive Shares” as defined in the Conversion Agreement by and between the Company and FGIT, dated June 14, 2012 (the “Conversion Agreement”).

Section 5.7                      Conversion of Preferred Stock.  The Company shall cause all outstanding shares of the Company's Preferred Stock to be converted, in accordance with the Conversion Agreement, into such number of shares of Common Stock not to exceed the applicable amounts set forth in the last sentence of Section 3.4(a) above.

Section 5.8                      Further Assurances.  Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Registration Rights Agreement as promptly as practicable.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1                      Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(a)           As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(b)           The representations and warranties of the Subscribers contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date.  The Subscribers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 6.2                      Conditions to Obligations of the Subscribers.  Each Subscriber's obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the applicable Subscriber in its sole discretion:

(a)           All issued and outstanding shares of the Company's Series C Preferred and Series D Preferred shall have been converted, in accordance with the Articles of Incorporation, into such number of shares of Common Stock not to exceed the applicable amounts set forth in the last sentence of Section 3.4(a) above, and, immediately prior to the Closing, the Company shall not have any shares of preferred stock issued and outstanding.

(b)           As of the Closing, no legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(c)           The representations and warranties of the Company contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct in all material respects both when made and as of the Closing Date or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date.  The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(d)           The Subscribers shall have received a legal opinion from Davis, Graham & Stubbs LLP to the effect set forth in Exhibit C hereto.

(e)           The Subscribers shall have received a legal opinion from Sichenzia Ross Friedman Ference LLP to the effect set forth in Exhibit D hereto.

(f)           The Subscribers shall have received an Officer’s Certificate duly executed by an executive officer of the Company attaching copies of the Organizational Documents and the resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

(g)           The Subscribers shall have received a certificate of good standing regarding the Company from the Secretary of State of the State of Nevada, dated within five Business Days of the Closing Date.

(h)           Since the date of this Agreement, there has not occurred any Material Adverse Effect with respect to the Company.

(i)           The Company shall have executed and delivered to the Subscribers an executed counterpart of the Registration Rights Agreement.

ARTICLE VII
TERMINATION

Section 7.1                      Termination.

(a)           This Agreement may be terminated at any time prior to the Closing:

(i)           by mutual written consent of the Subscribers and the Company;

(ii)           by the Company, if a Subscriber breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.1, (ii) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (iii) has not been waived by the Company;

(iii)           by either Subscriber, if the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2, (ii) cannot be or has not been cured within 15 days following delivery of written notice of such breach or failure to perform and (iii) has not been waived by the Subscribers;

(iv)           by the Company, Coeur or FGIT if the Closing shall not have been consummated on or before the 30th day after the date of this Agreement; provided, that the right to terminate this Agreement under this Section 7.1(a)(iv) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to be consummated on or prior to such date; or

(v)           by the Company, Coeur or FGIT if, as of the Closing, any legal action, suit or proceeding shall be pending that seeks to restrain or prohibit the transactions contemplated by this Agreement.

(b)           The party seeking to terminate this Agreement pursuant to this Section 7.1 shall give prompt written notice of such termination to the other party.

Section 7.2                      Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except that (a) the provisions of Article VIII (other than Sections 8.1 and 8.2) and this Section 7.2 shall remain in effect and (b) nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE VIII
INDEMNITY; GENERAL PROVISIONS

Section 8.1                      Survival.  The representations, warranties and agreement of the Subscribers and the Company made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Shares.

Section 8.2                      Indemnification.  The Company will indemnify and hold harmless the Subscribers and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls any of the foregoing from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, reasonable fees of legal counsel and any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by the Company to a Subscriber in connection herewith being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company to a Subscriber in connection therewith; provided, however, that the Company's liability shall not exceed the Purchase Price tendered hereunder; provided further, that the Company shall not be liable to a Subscriber for any consequential, punitive or similar damages.

Section 8.3                      Fees and Expenses.  Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

Section 8.4                      Amendment and Modification.  Neither this Agreement, nor any provisions hereof, shall be waived, amended, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, amendment, modification, discharge or termination is sought.

Section 8.5                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to the Company, to:

Pershing Gold Corporation
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, CO  80401
Attention:  Stephen Alfers
Email:  SAlfers@pershinggold.com
Facsimile:  (720) 974-7249

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention:  Deborah J. Friedman
Email:  Deborah.friedman@dgslaw.com
Facsimile:  (303) 893-1379

(ii)	if to Coeur, to:

Coeur d'Alene Mines Corporation
505 Front Avenue
Coeur d’Alene, Idaho 83814
Attention:  Chief Financial Officer
Email:  FHanagarne@coeur.com
Facsimile: (208) 667-2213

with a copy (which shall not constitute notice) to:

Coeur d'Alene Mines Corporation
505 Front Avenue
Coeur d’Alene, Idaho 83814
Attention:  Casey Nault, Esq.
Email:  CNault@coeur.com
Facsimile: (208) 667-2213

(iii)	if to FGIT, to:

Frost Gamma Investments Trust
4400 Biscayne Boulevard
Miami, FL 33137
Attention:  Dr. Phillip Frost
Email:  apascual@thefrostgrp.com
Facsimile: (305) 575-6518

Section 8.6                      Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.7                      Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Colorado.

Section 8.8                      Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any Colorado State or federal court sitting in Denver, Colorado (or, if such court lacks subject matter jurisdiction, in any appropriate Colorado State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Colorado, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Colorado as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Colorado as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9                      Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10                      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.11                      Interpretation.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 8.12                      Entire Agreement.  As between the Company and Coeur, this Agreement, the Registration Rights Agreement and the Nondisclosure Agreement dated May 4, 2012, between the Company and Coeur, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date set forth in the first paragraph hereof.

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Name: Stephen Alfers Title: Chief Executive Officer, President and Chairman

COEUR D'ALENE MINES CORPORATION

By:	/s/ Mitchell Krebs
Name: Mitchell Krebs Title: President and Chief Executive Officer

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Dr. Phillip Frost
Name: Dr. Phillip Frost Title: Trustee